ITEX CEO TO PRESENT AT ROTH CAPITAL CONFERENCE

Preliminary 2nd Quarter Cash Flow Results and Revenue Forecast Announced

Bellevue, WA - February 21, 2008 - ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, announced that ITEX Chairman and CEO Steven White is scheduled to present today at 12:30 PM (PST) at the Roth Capital Partners 20th Annual Growth Stock Conference in Laguna Niguel, CA.

Mr. White will discuss ITEX’s current operations and business initiatives. By the end of the day a video replay and copy of the slide presentation will be available on the ITEX website (www.itex.com) under the Investor Relations section through May 15, 2008.

In connection with the presentation, the Company is reaffirming its revenue forecast for the fiscal year ended July 31, 2008, as previously announced in a February 14, 2008 press release and Form 8-K. According to the Company, fiscal 2008 revenues are expected to surpass $15,000,000. The Company is also announcing certain preliminary, unaudited results for its second quarter. Mr. White is expected to announce that cash flow for the quarter ending January 31, 2008 was up 141% over the comparable period for the previous year. Mr. White will indicate that cash flow increased for the quarter ending January 31, 2008, contributing to cash on hand of $1,091,000 as of January 31, 2008 — over triple the amount just three months ago.

“ITEX is doing well and gaining traction in a variety of initiatives. We look forward to reporting our full 2nd quarter earnings on Monday, March 3,” said Steven White, Chairman and CEO of ITEX. “The preliminary quarterly results are unaudited, based on the best information currently available to the Company, and are subject to the completion of our customary procedures and review for the period.”

“This is an amazing venue to present the ITEX story; a vibrant and interested group of public company entrepreneurs and savvy investors.” said Mr. White. “A primary interest of the attendees is revenue growth and cash flow - key metrics which define a business’s success and potential interest by the investment community. Attendees appear to be searching out intriguing business models that are scalable, which makes ITEX Corporation a company worthy of being followed.”

Mr. White’s presentation includes statistics on the impressive size of the small business segment, ITEX’s primary customer. Statistics show there are between 20and 27 million small and micro-businesses in the U.S. “This is ITEX’s primary customer”, said White. “Capturing this segment of the business community is our task and when we are discovered, the potential of ITEX could be truly remarkable.”

About ROTH - ROTH is a full service investment banking firm dedicated to the small and micro-cap market.. Since the inception of the firm in 1984 ROTH has been a leader and innovator in the small and micro cap markets. ROTH's exclusive focus has been, is, and will continue to offer a full spectrum of investment banking services, including raising capital, research coverage, trading and market making, merger and acquisition advisory services, and investor conferences. ROTH has raised over $10 billion for small and micro cap public companies and completed over 135 merger, acquisition and advisory assignments.

About ITEX - ITEX, The Membership Trading Community SM, is a thriving community of member businesses buying and selling more than $270 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, WA.

Contact:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

 This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of February 21, 2008, and ITEX undertakes no duty to update this information.

For more information, please visit www.itex.com